SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                [Amendment No. ]

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6 (e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        MEDICUS SYSTEMS CORPORATION
     -----------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                            NOTICE OF ANNUAL MEETING

                                 OF STOCKHOLDERS

                                November 17, 1997


   You are cordially invited to attend the Annual Meeting of Stockholders of Medicus Systems Corporation (the "Company") which will be held at the Company's executive offices, twelfth floor, One Rotary Center, Evanston, Illinois, on November 17, 1997, at 12:00 p.m., Central Time, for the following purposes:

   1.  To elect directors;

   2. To consider and vote upon a proposal to approve the Company's 1997 Directors' Stock Option Plan. A copy of the plan is included as Exhibit A to the proxy statement; and

   3.  To transact such other business as may properly come before the meeting.

   Only stockholders of record at the close of business on September 26, 1997 are entitled to vote at the Annual Meeting or any adjournment thereof. Beneficial owners of shares of Common Stock not held in their name may not vote such shares directly, but must instruct the record holder of such shares (such as a brokerage or bank) with respect to the voting of such shares.

   A proxy statement and a proxy card solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                                              William G. Brown
                                                                   Secretary
Evanston, Illinois
October 3, 1997



                           MEDICUS SYSTEMS CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                November 17, 1997


   This statement is furnished in connection with the solicitation by the Board of Directors of Medicus Systems Corporation ("Medicus" or the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Company's executive offices, twelfth floor, One Rotary Center, Evanston, Illinois at 12:00 p.m., Central Time, on November 17, 1997, or any adjournment thereof. Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors; for the proposal to approve the Company's 1997 Directors' Stock Option Plan; and on other matters properly presented for a vote, in accordance with the judgment of the persons acting under the proxies. Any stockholder giving a proxy has the power to revoke it any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

   The Company's executive offices are located at One Rotary Center, Evanston, Illinois 60201 and its telephone number is 847-570-7500. Proxy materials are being mailed to stockholders beginning on or about October 3, 1997.


                      SHARES OUTSTANDING AND VOTING RIGHTS

   Only stockholders of record at the close of business on September 26, 1997 are entitled to vote at the Annual Meeting. Beneficial owners of shares of Common Stock not held in their name may not vote such shares directly, but must instruct the record holder of such shares (such as a brokerage or bank) with respect to the voting of such shares. The only voting stock of the Company currently outstanding is its Common Stock, $.01 par value, of which 5,486,509 shares were outstanding at the close of business on September 26, 1997. Each share of Common Stock issued and outstanding is entitled to one vote. With respect to the proposal to approve the 1997 Director's Stock Option Plan, an abstention will have the effect of a vote against such proposal, and non-voted shares will have no effect on the approval of such proposal (assuming the presence of a quorum). Votes will be tabulated, using an automated scanner, by the inspectors of election appointed by the Company.


                                     HISTORY

   Prior to March 1, 1996, the Company's predecessor (the "Predecessor Corporation") operated a software and related services business and a small managed care business. In February 1995, the Predecessor Corporation adopted a formal plan to separate its managed care business from its software and related services business. In order to effect this separation, the Predecessor Corporation formed a new Delaware subsidiary, Medicus Systems Software, Inc., to which it transferred all of its assets and liabilities excluding only the defined assets and liabilities of its managed care business. In turn, the stock of this company was distributed on March 1, 1996 on a share-for-share basis to the stockholders of the Predecessor Corporation (the "Distribution"), and the name of the new company was changed to Medicus Systems Corporation. Immediately after the Distribution, the Predecessor Corporation, which then consisted only of the managed care business, effected a one-for-three reverse stock split. Also on March 1, 1996, immediately after the reverse stock split, the Predecessor Corporation acquired three Arizona corporations engaged in the managed care business through merger transactions (the "Mergers") pursuant to which each of the three Arizona corporations became a wholly-owned subsidiary of the Predecessor Corporation, and the Predecessor Corporation's name was changed to Managed Care Solutions, Inc. ("Managed Care Solutions").

        COMMON STOCK OWNERSHIP OF CERTAIN BENFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of May 31, 1997, certain information regarding the beneficial ownership of the Company's Common Stock by each of the Company's directors and executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group, and by each person known by the Company to be the beneficial owner of 5 percent or more of the outstanding Common Stock.

                  Name <F1>                          Shares Beneficially Owned          Percent of Common Stock
                  ----                               -------------------------          -----------------------

Patrick C. Sommers <F3>...............................              74,000                         1.3%
William G. Brown <F3>.................................             219,760                         4.0%
Angus J. Carroll <F3>.................................              11,250                         0.2%
Susan K. Doctors <F3>.................................               5,625                         0.1%
Susan P. Dowell <F3>..................................             128,000                         2.3%
Raymond J. Hanson <F3>................................              17,500                         0.3%
Lynda D. Hernandez <F3>...............................              16,475                         0.3%
Jon E.M. Jacoby <F3>..................................              86,250                         1.6%
Richard C. Jelinek <F2><F3>...........................           1,339,150                        22.8%
John P. Kunz..........................................                   0                         0.0%
Risa Lavizzo-Mourey <F3>..............................              26,250                         0.5%
Timothy K. Rutledge <F3>..............................              71,875                         1.3%
Gail L. Warden <F3>...................................             109,500                         2.0%
Dorsey R. Gardner <F4>................................             670,003                        12.2%
Mellon Bank Corporation <F5>..........................             453,000                         8.3%
All directors (including the nominee) and executive
   officers as a group (16 persons) <F3>..............           2,134,785                        34.7%



<F1>  The address of all of the persons  named or identified  above,  except for
      Mellon Bank Corporation, is c/o Medicus Systems Corporation, One Rotary Center, Suite 1111, Evanston, Illinois 60201.

<F2>  Includes  100,000  shares  owned by Mr.  Jelinek's  wife and  warrants  to purchase 400,000 shares of Common Stock, as to which Mr. Jelinek disclaims beneficial ownership.

<F3>  Includes 68,000,  3,750,  11,250,  5,625, 40,000,  7,500, 16,475,  41,250,
      3,750, 26,250, 16,875, 3,750 and 272,225 shares covered by options held by
      Mr. Sommers, Mr. Brown, Mr. Carroll, Ms. Doctors, Ms. Dowell, Mr. Hanson, Ms. Hernandez, Mr. Jacoby, Mr. Jelinek, Dr. Lavizzo-Mourey, Mr. Rutledge, Mr. Warden and all directors and executive officers as a group, respectively, which were exercisable within sixty days of May 31, 1997. Such persons disclaim beneficial ownership of such shares.

<F4>  Includes 550,778 shares  owned by  Hollybank  Investments,  LP, a Delaware
      Limited Partnership ("LP") of which Dorsey R. Gardner is general partner. Mr. Gardner, as general partner of LP, may be deemed to beneficially own shares beneficially owned by LP. Except to the extent of his interest as a limited partner in LP, Mr. Gardner expressly disclaims such beneficial ownership.

<F5>  Represents  shares as of February 6, 1997 as reported on Schedule 13G held by a trust of which Mellon Bank Corporation is a trustee and of which Mr. Jelinek is a beneficiary. Such shares are also included in the shares shown as beneficially owned by Richard C. Jelinek.



   The Company's certificate of incorporation authorizes 500 shares of Voting Preferred Stock, $1,000 par value. Until May 31, 1998, the Voting Preferred Stock is entitled to 44,000 votes per share, or 22,000,000 votes if all shares are issued. After May 31, 1998, the Voting Preferred Stock has 220 votes per share. No shares of Voting Preferred Stock are currently outstanding.

                              ELECTION OF DIRECTORS

   Eight directors are to be elected at the Annual Meeting. The Board of Directors has designated the persons named below as nominees for election as directors, for terms expiring at the next Annual Meeting of Stockholders. All nominees other than Mr. Gardner are currently serving as directors.

   Unless authority is withheld, signed proxies which are returned in a timely manner will be voted for the election of the eight nominees for director, provided that, if any of such nominees should be unable to serve by virtue of an unexpected occurrence, the proxies will be voted for such other person or persons as will be determined by the holders of the proxies in their discretion. Nominees receiving a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote will be elected as directors.

Biographical information concerning the eight nominees is presented below:

   Patrick C. Sommers, age 50, Chairman of the Board of the Company, President and Chief Executive Officer, joined the Company in February 1996. From 1992 to 1996, Mr. Sommers served as President of Ceridian Employer Services, a $400 million division of Ceridian Corporation (formerly Control Data Corporation). From 1990 to 1992, Mr. Sommers was President of GTE Information Services, a division of GTE Corporation. From 1969 to 1990, Mr. Sommers served in successive management positions with Dun & Bradstreet Corporation, culminating with his position as President of Dun & Bradstreet Information Resources, Inc.

   William G. Brown, age 54, is a partner of Bell, Boyd & Lloyd, Chicago, IL, counsel to the Company, and has been Secretary and a director of the Predecessor Corporation since its incorporation in December 1984, and of the Company and Managed Care Solutions since the Distribution and Mergers. Mr. Brown is also a director of MYR Group, Inc., Dovenmuehle Mortgage, Inc. and CFC International, Inc.

   Jon E.M. Jacoby, age 59, is Executive Vice President, Chief Financial Officer and member of the Board of Directors of Stephens Group, Inc., an affiliate of Stephens Inc. Mr. Jacoby is also a director of St. Vincent Infirmary Medical Center, Delta & Pine Land Co. and Beverly Enterprises, Inc. He was first elected a director of the Predecessor Corporation in 1991 and has been a director of the Company since the Distribution.

   John P. Kunz, age 64, was elected a director on January 2, 1997. He is founder and President, since 1989, of J.P.K. Associates, an international consulting firm in the information industry. From 1978 to 1989, Mr. Kunz served in successive management positions with Dun & Bradstreet Corporation, culminating with his position as President of Dun & Bradstreet Business Marketing Services in 1984 and President of Dun & Bradstreet Business Information Services in 1989. From 1975 to 1978, Mr. Kunz served as Chairman of R.H. Donnelley, Europe. Mr. Kunz was formerly a director of Advance-Peterholm Group, Ltd., American Credit Indemnity Company, Dun & Bradstreet International, and Intervest.

   Richard C. Jelinek, age 60, was co-founder of the predecessor of the Predecessor Corporation in 1969 and served as Chairman of the Board of the Predecessor Corporation since its incorporation in December 1984 through February 29, 1996. From December 1984 through February 1996, he also served as the Predecessor Corporation's Chief Executive Officer. From 1983 to 1985 he was also Chairman of the Board and Chief Executive Officer of Mediflex Systems Corporation. Prior to founding the predecessor of the Predecessor Corporation, Mr. Jelinek was Associate Professor of Industrial Engineering and Hospital Administration and Director, Systems Engineering Group, Bureau of Hospital Administration at the University of Michigan. He has a Ph.D. in Industrial Engineering from The University of Michigan. He has been a director of the Predecessor Corporation since its incorporation in 1984 and of the Company and Managed Care Solutions since the Distribution and Mergers. He has been Chairman of the Board of Managed Care Solutions since July 1996.

   Risa Lavizzo-Mourey, age 43, is the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania where she is a practicing Internist and Geriatrician. Dr. Lavizzo-Mourey earned her medical degree and completed her residency at Harvard Medical School followed by a Masters of Business Administration at the University of Pennsylvania's Wharton School. She also held faculty appointments at the Harvard Medical School and Temple University Medical School. Dr. Lavizzo-Mourey has served on numerous Federal advisory committees, including the White House Task Force on Health Care Reform where she co-chaired the Working Group on Quality of Care, and several Institute of Medicine Committees. She continues to be a consultant to the White House on Health Care Policy. Dr. Lavizzo-Mourey is a director of Nellcor Puritan Bennett, the Kapson Group, the American Board of Internal Medicine and a Regent of the American College of Physicians. Dr. Lavizzo-Mourey has been a director of the Predecessor Corporation since April 1994, and of the Company and Managed Care Solutions since the Distribution and Mergers.

   Gail L. Warden, age 59, is President and Chief Executive Officer of Henry Ford Health System, Detroit, MI. Mr. Warden is an elected member of the Institute of Medicine of the National Academy of Sciences, as well as a member of the Institute's Governing Council, its Board on Health Care Services and its Coordinating Committee on Health Care Quality. He is a member of Board of Trustees of the Robert Wood Johnson Foundation, Comerica Bank Midwest of Detroit, Mental Health Management and American Healthcare Systems. In addition, Mr. Warden is Chairman of the Michigan Medicaid Funding Task Force, Vice Chairman of the Matthew Thorton Health Plan, and a member of the Association for Health Services Research and the Pew Health Professions Commission. He is past Chairman of the Board of Trustees of the National Committee for Quality Assurance. In 1995, Mr. Warden was Chairman of the American Hospital Association Board of Trustees. He is a graduate of Dartmouth College with a masters degree in health care management from the University of Michigan. He was first elected a director of the Predecessor Corporation in 1988 and has served as a director of the Company since the Distribution and Mergers.

   Dorsey R. Gardner, age 55, has been President of Kelso Management Co., Inc., an investment advisor, from 1980 to the present, and General Partner of Hollybank Investments, LP, a Delaware Limited Partnership, since 1994. From 1966 to 1980, Mr. Gardner served in successive management positions with Fidelity
Management Research. Mr. Gardner is a director of Crane Company, Medusa Corporation, and Filene's Basement.

                      MEETINGS AND COMMITTEES OF THE BOARD

   During the fiscal year ended May 31, 1997, the Board of Directors held eight meetings. No director attended fewer than three-fourths of the aggregate number of meetings of the Board and of the committees described below on which he or she served during the past fiscal year. The Board has designated an Audit Committee, whose functions include making recommendations to the Board on the selection and retention of the Company's independent accountants, a Compensation Committee whose functions include making recommendations to the Board regarding the salaries and bonuses to be paid to the executive officers and key employees of the Company and a Stock Option Committee, whose functions include making recommendations to the Board regarding stock options to be granted to the executive officers and key employees of the Company. Messrs. Brown and Jacoby are currently the members of the Audit Committee, Messrs. Brown, Jelinek and Kunz are currently the members of the Compensation Committee, and Dr. Lavizzo-Mourey and Messrs. Warden and Kunz are currently the members of the Stock Option Committee. During the fiscal year ended May 31, 1997, the Audit Committee met once and the Stock Option Committee met six times.


                                            COMPENSATION

Summary Compensation Table
                                                                          Long-Term
                                    Annual Compensation                  Compensation
                       -------------------------------------------       ------------
                                                                          Securities
                                                                          Underlying
                                                      Other Annual        Options           All Other
 Name and Principal     Fiscal   Salary     Bonus     Compensation        SAR's             Compensation
 Position <F1><F2>      Year     ($)        ($)       ($)                 (#)               ($) <F3>
 ---------------        ----     ---        ---       ------------        ----------        --------

Patrick C. Sommers <F4> 1997     250,000         -           -             50,000           3,000
Chairman, Chief         1996      63,465         -           -            718,000               -
Executive Officer and
President

Angus J. Carroll        1997     155,817         -           -             90,000               -
Sr. Vice President      1996           0         -           -                  -               -

Susan K. Doctors        1997      98,333     7,500           -             15,000           2,033
Vice President          1996      89,800         -           -                  -               -

Susan P. Dowell         1997     172,067    20,000           -             50,000          19,269
Executive Vice          1996     173,250         -           -                  -           3,465
President

Raymond J. Hanson       1997     162,420    15,000           -                  -           3,000
Sr. Vice President      1996     121,221         -           -                  -               -

Lynda D. Hernandez      1997     111,250    11,667           -                  -           2,022
Vice President          1996      92,077         -           -                  -               -

Timothy K. Rutledge     1997     121,413    10,000           -             25,000           2,541
Vice President          1996      88,664    50,668           -                  -           2,324


<F1> Includes the Chairman of the Board and Chief Executive Officer and the four other most highly compensated executive officers as measured by salary and bonus meeting the disclosure threshold requirements pursuant to Item 402 of SEC Regulation S-K. Pursuant to Item 402, information is also included for Ms. Dowell and Mr. Hanson, although they were no longer executive officers as of May 31, 1997.

<F2> Information  is provided  only for the fiscal  years ended May 31, 1997 and
     1996 because the Company only became subject to the reporting requirements of the Securities Exchange Act of 1934 in connection with the Distribution, which occurred on March 1, 1996. The amounts shown include compensation received from the Predecessor Corporation prior to March 1, 1996.

<F3> The Company has a contributory retirement savings plan that covers eligible employees who qualify as to age and length of service. Participants may contribute 2% to 15% of their salaries, subject to maximum contribution limitations imposed by the Internal Revenue Service. The amounts shown for 1997 for all executives listed except Ms. Dowell represent contributions to their accounts under such plan. Of the amounts shown for Ms. Dowell for 1997, $3,000 represents contributions to her account under such plan and $16,269 represents amounts paid to Ms. Dowell as accrued vacation.

<F4> The  number of  options  shown for Mr.  Sommers  includes  350,000  options originally granted under the 1996 C.E.O. Stock Option Plan by the Predecessor Corporation on February 28, 1996, which were assumed by the Company, but were subsequently canceled upon the grant by the Company of a new option for 350,000 shares under its 1996 C.E.O. Replacement Stock Option Plan (also reflected in the number of options shown in the table).


Option / SAR Grants Table

   The following table provides information on stock options granted to the named executive officers during fiscal year 1997. The potential realizable value of each grant of options was determined assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10% as required pursuant to Item 402 of SEC Regulation S-K.


                     Option / SAR Grants in Last Fiscal Year
                     ---------------------------------------
                                                                                           Potential Realizable
                                                                                           Value at Assumed
                                                                                           Annual Rates of Stock
                                                                                           Price Appreciation for
                                             Individual Grants                             10-Year Option Term
                       ------------------------------------------------------------       -----------------------
                         Number of         % of Total
                         Securities       Options/SARs
                         Underlying        Granted to       Exercise
                        Options/SARs      Employees in       or Base     Expiration        5%<F2>        10%<F2>
    Name               Granted (#)<F1>     Fiscal Year    Price ($/Sh)      Date            ($)           ($)
-------------          --------------     -------------   ------------     ------          -----         ----
Patrick C. Sommers <F3>      25,000             4.1%           5.250      7/19/06         82,542        209,179
Patrick C. Sommers <F4>       8,333             1.4%           5.250      7/19/06         27,513         69,723
Patrick C. Sommers <F5>       8,333             1.4%           5.250      7/19/06         27,513         69,723
Patrick C. Sommers <F6>       8,334             1.4%           5.250      7/19/06         27,516         69,732
Angus J. Carroll <F3>        40,000             6.1%           6.250       7/3/06        157,224        398,436
Angus J. Carroll <F7>        13,334             2.2%           6.250       7/3/06         52,411        132,819
Angus J. Carroll <F8>        13,333             2.2%           6.250       7/3/06         52,407        132,809
Angus J. Carroll <F9>        13,333             2.2%           6.250       7/3/06         52,407        132,809
Angus J. Carroll <F3>         5,000             0.8%           5.250      7/19/06         16,508         41,836
Angus J. Carroll <F4>         1,667             0.3%           5.250      7/19/06          5,504         13,948
Angus J. Carroll <F5>         1,667             0.3%           5.250      7/19/06          5,504         13,948
Angus J. Carroll <F6>         1,666             0.3%           5.250      7/19/06          5,501         13,940
Susan K. Doctors <F10>        2,500             0.4%           5.250      7/19/06          8,254         20,918
Susan K. Doctors              2,500             0.4%           5.250      7/19/06          8,254         20,918
Susan K. Doctors             10,000             1.6%           5.625       2/3/07         35,375         89,648
Susan P. Dowell <F10>        25,000             4.1%           5.250      7/19/06         82,542        209,179
Susan P. Dowell              25,000             4.1%           5.250      7/19/06         82,542        209,179
Raymond J. Hanson <F10>      10,000             1.6%           5.250      7/19/06         33,017         83,671
Raymond J. Hanson            10,000             1.6%           5.250      7/19/06         33,017         83,671
Raymond J. Hanson            20,000             3.3%           5.625       2/3/07         70,751        179,296
Lynda D. Hernandez <F10>      7,500             1.2%           5.250      7/19/06         24,763         62,754
Lynda D. Hernandez            7,500             1.2%           5.250      7/19/06         24,763         62,754
Lynda D. Hernandez            2,900             0.5%           5.625       2/3/07         10,259         25,998
Timothy K. Rutledge <F10>     7,500             1.2%           5.250      7/19/06         24,763         62,754
Timothy K. Rutledge           7,500             1.2%           5.250      7/19/06         24,763         62,754
Timothy K. Rutledge          10,000             1.6%           5.625       2/3/07         35,375         89,648


<F1> Generally,  options granted in fiscal year 1997 are exercisable starting 12 months after the grant date, with 25 percent of the shares covered thereby becoming exercisable at that time and with an additional 25 percent of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

<F2> These amounts represent certain assumed rates of appreciation  only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

<F3> Of these options, 25% were immediately  exercisable, with an additional 25%
     becoming exercisable on each of the second, third and fourth anniversaries of the date of grant.

<F4> Represents  performance  options,  which  will vest if price of the  Common
     Stock for ten consecutive trading days exceeds $9.50 during the 12 months after July 19, 1996, or $11.50 during the 48 months after July 19, 1998.

<F5> Represents  performance  options,  which  will vest if price of the  Common
     Stock for ten consecutive trading days exceeds $11.50 during the 24 months after July 19, 1996, or $13.50 during the 48 months after July 19, 1998.

<F6> Represents  performance  options,  which  will vest if price of the  Common
     Stock for ten consecutive trading days exceeds $13.50 during the 24 months after July 19, 1996 and during the 48 months after July 19, 1998.

<F7> Represents  performance  options,  which  will vest if price of the  Common
     Stock for ten consecutive trading days exceeds $13.50 during the 24 months after July 3, 1996 and during the 48 months after July 3, 1998.

<F8> Represents  performance  options,  which  will vest if price of the  Common
     Stock for ten consecutive trading days exceeds $9.50 during the 12 months after July 3, 1996, or $11.50 during the 48 months after July 3, 1998.

<F9> Represents  performance  options,  which  will vest if price of the  Common
     Stock for ten consecutive trading days exceeds $11.50 during the 24 months after July 3, 1996, or $13.50 during the 48 months after July 3, 1998.

<F10>Represents  performance  options that shall become exercisable with respect to 100% of the shares subject thereto nine years after the date of grant, namely July 19, 2005.





              Option / SAR Exercises and Year-end Valuation Table

             Aggregated Option / SAR Exercises in Last Fiscal Year
                         and FY-End Option / SAR Values
             -----------------------------------------------------

                                                           Number of Securities           Value of Unexercised
                                                          Underlying Unexercised         In-the-Money  Options/
                                                          Options/SARs at FY-End           SARs at FY-End <F3>
                                                     -----------------------------     -------------------------

                  Shares Acquired   Value
                  on Exercise <F1>  Realized <F2>   Exercisable    Unexercisable     Exercisable   Unexercisable
      Name               (#)         ($)             (#)              (#)            ($)           ($)
--------------    ---------------   -----------   --------------   --------------    -----------   -----------

Patrick C. Sommers         -              -            68,000       350,000           69,750               -

Angus J. Carroll           -              -            11,250        78,750                -               -

Susan K. Doctors           -              -             3,750        21,250                -               -

Susan P. Dowell            -              -            40,000        60,000                -               -

Raymond J. Hanson          -              -             7,500        82,500                -               -

Lynda D. Hernandez         -              -            10,850        29,150                -               -

Timothy K. Rutledge        -              -            11,250         3,750                -               -



<F1> Number of  securities  underlying  options/SARs  exercised.
<F2> Market value of underlying  securities on date of exercise, minus the exercise or base price.
<F3> Market value of underlying securities at year-end ($5.875), minus the exercise or base price.

Director Compensation

   During fiscal 1997, directors of the Company received annual retainers of $12,000. In future, directors of the Company will receive annual retainers of $6,000, and a fee of $1,500 for each meeting attended in person. In addition, under the Company's 1994 Directors' Stock Option Plan, an option to purchase 5,000 shares of the Company's Common Stock is granted to each director of the Company at the time of each annual meeting of the stockholders. Each option is for a term of ten years, becomes exercisable with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant and has an exercise price equal to the fair market value on the date of grant. At the time of his election to the Board, Mr. Kunz was granted an option to purchase 30,000 shares of Common Stock on similar terms and waived his right to receive an option under the 1994 Directors' Stock Option Plan at the time of the Company's Annual Meeting held on March 19, 1997. Options, with terms similar to those under the 1994 Directors' Stock Option Plan, will also be granted under the Company's 1997 Directors' Stock Option Plan, subject to shareholder approval. For a description of the Company's 1997 Directors' Stock Option Plan, see "Approval of 1997 Directors' Stock Option Plan."

Employment Agreements

   The Company has entered into an employment agreement with Patrick C. Sommers providing for his employment as President and Chief Executive Officer of the Company. The agreement, which was entered into in February 1996 and amended in March 1996, provides that during Mr. Sommers' full-time employment, he is to receive an annual salary of not less than $250,000 and is eligible to participate in Medicus' bonus plan with a targeted bonus of 44% of his base salary in accordance with the Company's customary practices and formulae. Mr. Sommers also received options to purchase 368,000 shares of the Company's Common Stock. Of the total option grant, the option to purchase 175,000 shares is subject to vesting in four equal increments of 25% on the date of the agreement and on February 28, 1998, 1999, and 2000. The option to purchase additional 175,000 shares is subject to vesting in three separate tranches triggered by the closing price of Medicus Common Stock for ten consecutive trading days equaling or exceeding specified targets. Of the remaining total option grant, the option to purchase 18,000 shares is subject to vesting on February 28, 1997 with such option not being subject to cancellation as a result of his termination for any reason prior to February 28, 1997. In the event of a change in control of Medicus, Medicus has agreed that if Mr. Sommers' employment is terminated by the Company other than for cause or, without his consent, Medicus materially changes his duties or responsibilities or the location of his principal place of work and as a result of such change or changes he voluntarily terminates his employment, then, in either such event, all of Mr. Sommers' outstanding options will vest and become exercisable on the date of termination of his employment.

   The Company has entered into an employment agreement with Angus J. Carroll providing for his employment as Senior Vice President of the Company. The agreement, which was entered into in July 1996, provides that during Mr. Carroll's full-time employment, he is to receive an annual salary of not less than $175,000 and is eligible to participate in Medicus' bonus plan with a targeted bonus of 33% of his base salary in accordance with the Company's customary practices and formulae. The Company agreed to pay a lump sum of $50,000 to assist him in relocating to Illinois, as well as normal moving expenses. Mr. Carroll is eligible for the same benefits as other Company employees, except that he will be eligible for 26 days of paid time off annually. Mr. Carroll also received options to purchase 80,000 shares of the Company's Common Stock. Of the total option grant, the option to purchase 40,000 shares is subject to vesting in four equal increments of 25% on the date of the agreement and on July 3, 1998, 1999, and 2000. The option to purchase additional 40,000 shares is subject to vesting in three separate tranches triggered by the closing price of Medicus Common Stock for ten consecutive trading days equaling or exceeding specified targets. In the event of a change in control of Medicus, Medicus has agreed that if Mr. Carroll's employment is terminated by the Company other than for cause or, without his consent, Medicus materially changes his duties or responsibilities or the location of his principal place of work and as a result of such change or changes he voluntarily terminates his employment, then, in either such event, all of Mr. Carroll's outstanding options will vest and become exercisable on the date of termination of his employment.

Compensation and Stock Option Committee Report

   The Compensation Committee administers the Company's compensation policies applicable to its executive officers and the Stock Option Committee comprised of three independent non-employee members of the Board of Directors.

   Compensation Philosophy

   The  Company's   compensation  programs  are  designed  to  link  executives'
compensation  to  the  performance  of  the  Company  and  provide   competitive
compensation for the Company's executives relative to a select group of peer companies in order to attract and retain high caliber senior executives essential to the Company's long-term prosperity. The compensation mix reflects a balance of annual base salary, annual cash awards, including incentive awards, and equity-based incentives. Annual incentive cash awards are granted based on the achievement of corporate financial targets, divisional operating and financial objectives, and individual performance. Emphasis, however, is placed on the more strategic equity-based plans that build shareholder value and provide incentives to motivate executive behavior over the long term.

   Compensation Program

   The Company's  executive officer  compensation  consists of two key elements:
(1) an annual cash component comprised of base salary and bonus; and (2) a long-term equity component with respect to which existing holdings of Common Stock are recognized and, in appropriate cases, stock options are granted. The policies with respect to each of these elements are described below.

   (1)  Annual Compensation

   Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with other executive officer positions in the Company and the marketplace. For purposes of comparability, the Company utilizes annual executive compensation surveys prepared internally as well as periodic surveys prepared by a nationally recognized compensation consulting firm. For this purpose, the "market" consists of a broad range of companies with which the Company feels it competes for executive talent. This group is different than the peer group used for comparison purposes in the stock price performance graph that appears elsewhere in this proxy statement because the Company believes that the market for executive talent extends to a broader range of companies than those included in the stock price performance graph.

   Annual salary adjustments are determined by a review of market research, the Company's performance (measured by earnings per share ("EPS") growth), the individual's contribution to that performance, and for executive officers responsible for particular business units, the financial and operating results of their business units. No specific weights are assigned to these factors.

   For fiscal 1997, bonuses had two elements: a Company Performance Incentive and an Individual Performance Incentive. The Company Performance Incentive bonus is an incentive program based on the Company meeting or exceeding its targeted earnings objective and is defined as a percentage of each executive's salary. The Company Performance Incentive program is designed to link compensation to the performance of the Company. Under this program, the Company must produce a minimum target return to shareholders before Company performance awards are generated. At the minimum target level, 50% of the Company Performance award is given. An additional award of 50% of the Company Performance award can be paid should the Company achieve its "stretch" target performance level. For fiscal 1997, the minimum target return to shareholders was not achieved, and therefore Company Performance Incentive bonuses were not awarded. The Individual Performance Incentive is an incentive program based on achieving individual objectives that are defined at the beginning of each fiscal year. Individual objectives, such as business unit operating profit, customer satisfaction measures and customer deliverables, are action-oriented with measurable outcomes and/or results. Individual performance objectives were achieved by the following named executive officers: Ms. Doctors, Ms. Dowell, Mr. Hanson, Ms. Hernandez and Mr. Rutledge.

   (2)  Long-Term Compensation

   To align shareholders' and executive officers' interests, the Company's long-term compensation plan uses stock option grants whose value is related to the value of the Company's Common Stock. Grants of stock options are made under the Medicus Systems Corporation 1989, 1991, 1993, and 1994 Stock Option Plans, the 1993 Performance Stock Option Plan, the 1994 Directors' Stock Option Plan, the 1996 C.E.O. Replacement Stock Option Plan, 1996 C.E.O. Special Stock Option Plan, the 1997 Employee Stock Option and Restricted Stock Plan, and, subject to shareholder approval, the 1997 Directors' Stock Option Plan, which is being presented for approval to the stockholders at the Annual Meeting (see "Approval of 1997 Directors' Stock Option Plan"). In granting options, the Board takes into account existing stock holdings and options already held by each executive. The size of each option grant is determined by the individual's position within the Company, the individual's level of responsibility and the number of options currently held by the individual.

   Stock options are generally granted with an exercise price equal to the fair market value of the Company's stock on the date of grant. Stock options generally vest in four annual increments and are exercisable up to ten years from the date granted. In addition, the Company has granted and intends to continue granting performance-based options that vest upon the attainment of individually-specified goals or after nine years. Both types of stock options provide incentive for the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation occurs in the price of the Company's Common Stock over a specified number of years.

   CEO Compensation

   During fiscal 1997, the Company's most highly compensated executive officer was Patrick C. Sommers, Chairman of the Board and the Chief Executive Officer of the Company. Mr. Sommers' annual compensation was determined by the Committee using the same criteria that were used to determine compensation levels for other corporate officers and was based on the Committee's assessment of the responsibilities of the position and comparing it with other executive officer positions in the Company and the marketplace. In addition, Mr. Sommers was granted options to purchase a total of 368,000 shares of Medicus Common Stock (see "Employment Agreements"). It was the opinion of the Committee that the options granted to Mr. Sommers align his interests with those of stockholders and the size of the grant was commensurate with the level of responsibility of his position. In the Committee's view, Mr. Sommers' fiscal 1997 compensation package reflects an appropriate balance of (i) the Company's performance during his tenure in fiscal 1997, (ii) Mr. Sommers' own performance level, and (iii) competitive standards.

   Policy with Regard to the $1 Million Deduction Limit

   In 1993, Section 162(m) was added to the Internal Revenue Code. This section generally limits to $1 million the tax deduction for compensation paid to executive officers of a publicly-held corporation who are named in the proxy statement, subject to an exception for a "performance-based" compensation plan as defined under that section. The 1996 C.E.O. Replacement Stock Option Plan and the Company's existing employee stock option plans are intended to qualify as "performance-based plans," except with respect to Restricted Shares awarded under such plans. The Company's Compensation and Stock Option Committee has determined that the other compensation currently paid to the Company's executive officers, including Restricted Shares, is not expected to exceed the limitation as set forth in Section 162(m).

   All members of the Compensation and Stock Option Committees have approved the foregoing report.

                                                             William G. Brown
                                                             Richard C. Jelinek
                                                             John P. Kunz
                                                             Risa Lavizzo-Mourey
                                                             Gail L. Warden


Performance Graphs

   The following graph compares the cumulative total shareholder return on Medicus Systems Corporation Common Stock to that of the Nasdaq National Market and an index comprised of the common stock of 17 peer companies that compete in the healthcare information systems industry over the period from the Distribution of the Company's common shares to stockholders of the Predecessor Corporation on March 1, 1996 to May 31, 1997. In calculating cumulative total shareholder return, reinvestment of dividends is assumed, and the returns of each member of the peer group are weighted for market capitalization.


                                (See Appendix A)



                    March 1, 1996      May 31, 1996          May 31, 1997
                    -------------      ------------          ------------

      Medicus           100                75                    79

      Nasdaq U.S.       100               113                   128

      Peer Group        100               116                   107



   The peer group of companies was selected based upon their being in the business of healthcare information systems and related services. The companies in the peer group, which for Corporate Performance Graph purposes does not include the Company, are as follows: Access Health Marketing, Cerner Corporation, Cycare Systems, Inc., First Data Corporation, GMIS, Inc., HBO & Company, Health Management Systems, Health Risk Management, Keane, Inc., Medaphis Corporation, Medic Computer Systems, Mediware Information Systems, Policy Management Systems, Shared Medical Systems, Spacelabs Medical, Inc., U.S. Services, Inc. and Value Health, Inc.

   The following graph compares the cumulative shareholder return on Predecessor Corporation Common Stock over the period from the initial public offering of Predecessor Corporation Common Stock on August 1, 1991, to February 29, 1996 (the last trading day prior to the Distribution) to that of the Nasdaq National Market and an index comprised of the common stock of 17 peer companies that compete in the healthcare information systems industry. In calculating cumulative total shareholder return, reinvestment of dividends is assumed, and the returns of each member of the peer group are weighted for market capitalization.

                                (See Appendix A)

                    1992     1993    1994     1995     1996 (1)
                    ----     ----    ----     ----     ----

     Medicus        100       67      172      85       74

     Nasdaq U.S.    100      124      132     160      209

     Peer Group     100      118      145     196      253

(1) Data is shown as of February 29, 1996, the last trading day prior to the Distribution.

   The peer group of companies selected by the Predecessor Corporation to graph the corporate performance prior to the Distribution is identical to the peer group of companies selected by the Company as listed above.


Compensation and Stock Option Committee Interlocks and Insider Participation

   Messrs. Brown, Jelinek and Kunz are currently the members of the Compensation Committee and Dr. Lavizzo- Mourey and Messrs. Warden and Kunz are currently the members of the Stock Option Committee. None of the Company's directors have interlocking or other relationships with other boards or the Company that require disclosure under Item 402(j) of SEC Regulation S-K, except as described below.

   At the time of Mr. Jelinek's resignation as Chief Executive Officer of the Company, the Company and Mr. Jelinek entered into a letter agreement providing that, for the two-year period beginning June 1, 1996 (the date of Jelinek's resignation as a full-time employee), Mr. Jelinek would serve as Chairman of the Board and as a consultant to Medicus. The agreement provides that Mr. Jelinek will receive compensation of $250,000 annually. The agreement also provides that Mr. Jelinek will receive (i) lifetime medical benefits for himself and his wife equivalent to those provided to Medicus executives, (ii) reimbursement of Mr. Jelinek's out-of-pocket expenses for his relocation to Colorado, and (iii) the services of a full-time secretary at his office in Colorado. In connection with this agreement, Mr. Jelinek executed a modified version of the Medicus Standard Key Employee Executive Non- disclosure Agreement.

   On December 5, 1996, the Company reached an agreement in principle (the "Agreement") with Mr. Jelinek, to purchase from him, and a trust of which he is a beneficiary (the "Trust"), one million shares of Common Stock and 500 shares of Voting Preferred Stock. Also, Mr. Jelinek agreed to resign as Chairman and agreed, among other things, not to attempt to seek voting control of the Company for a period of five years. (Mr. Jelinek continues to serve as a Director.) In exchange, the Company agreed to pay Mr. Jelinek and the Trust $4.5 million in cash and $2.0 million in 8% two-year promissory notes, and to issue to Mr. Jelinek and the Trust 400,000 five-year warrants to purchase Common Stock at $8.00 per share. The Company's Board of Directors approved the Agreement on January 2, 1997, and the Company's stockholders approved the Agreement at the Annual Meeting of Stockholders on March 19, 1997.

   For the fiscal year ended May 31, 1997, the Company incurred legal fees of $300,104 for services provided by the law firm of Bell, Boyd & Lloyd, of which William G. Brown, Secretary and a director of the Company, is a partner. In addition, during fiscal 1997, the Company received payments of $185,831 for sales of products and services to Henry Ford Health System, Detroit, Michigan, of which Gail L. Warden, a director of the Company, is the President and Chief Executive Officer.

   Relationship Between Managed Care Solutions and the Company

   Messrs. Jelinek and Brown and Dr. Lavizzo-Mourey are each directors of both the Company and Managed Care Solutions. Also, Mr. Jelinek is Chairman of the Board of Managed Care Solutions. In connection with the Distribution, the Company and Managed Care Solutions entered into a Distribution Agreement and Services Agreement.

   Distribution Agreement. The Distribution Agreement provides for, among other things, the principal corporate transactions required to effect the Distribution, the division between Managed Care Solutions and the Company of certain liabilities, the treatment of certain employee compensation, benefit and labor matters, and certain other agreements governing the relationship between the Company and Managed Care Solutions following the Distribution. Subject to certain exceptions, the Distribution Agreement is designed to place with the
Company, following the Distribution, financial responsibility for the liabilities of the Company's businesses and for other corporate liabilities of the Predecessor Corporation, except those liabilities relating to businesses that relate specifically to the business of Managed Care Solutions.

   The Distribution Agreement provides that, except as otherwise set forth therein, all costs and expenses arising prior to the Distribution in connection with the Distribution were to be paid by Managed Care Solutions (except that the Company was to pay all expenses in connection with the filing of its Registration Statement on Form 10 and the printing and mailing of the related Information Statement) and that both the Company and Managed Care Solutions will indemnify each other in respect of certain liabilities under the Securities Exchange Act of 1934. Except as otherwise specifically provided in the Distribution Agreement, the Company will generally indemnify Managed Care Solutions for all liabilities arising in connection with the assets and businesses of the Company or that are otherwise unrelated to the businesses of Managed Care Solutions.

   The Company and Managed Care Solutions have also agreed to make records and personnel available to each other in connection with audits, claims, litigation and preparation of tax returns. The Distribution Agreement also provides for the allocation of benefits between the Company and Managed Care Solutions under existing insurance policies.

   Pursuant to the Distribution Agreement, the Company generally assumed all liabilities of the Predecessor Corporation under employee pension and welfare benefit plans with respect to the employees and former employees (including retirees and disabled workers) of the Company's businesses. In addition, the Company has agreed that it will be solely responsible for salary and bonus deferrals by employees of the Company who are not also employees of Managed Care Solutions following the Distribution.

   Services Agreement. The Company and Managed Care Solutions entered into a Services Agreement pursuant to which the Company (i) made available to Managed Care Solutions certain services, including tax, accounting, data processing, cash management, employee benefits, monitoring, operational, supervisory, insurance purchasing and claims administration consulting services, and (ii) provided certain financial services to Managed Care Solutions, including analysis and advice regarding potential financial transactions (including, but not limited to, proposed issuance of debt or equity securities, proposed mergers or asset acquisitions or sale transactions and dividend, stock split or similar transactions), assistance in budget and forecast preparation, relations with financial analysts, financial press, and investors, and crisis management and control. Such services commenced on the date of the Distribution and continued for one year. Managed Care Solutions paid the Company $700,000 for such services. In order to compensate the Company for fixed costs in making such services available, Managed Care Solutions was obligated to pay such fees whether or not it elected to utilize the services. Managed Care Solutions also reimbursed the Company for its out-of-pocket expenses in connection therewith. The Services Agreement provided that the Company will not be liable for any losses or damages suffered in respect of services to be performed thereunder, other than by reason of its willful misconduct or gross negligence in performing such services.


   Section 16(a) Beneficial Ownership Reporting Compliance

   During the fiscal year ended May 31, 1997, the Initial Statements of Beneficial Ownership on Form 3 were not filed in a timely manner for the following executive officers: Angus J. Carroll, Daniel P. DiCaro, Susan K. Doctors and Marlon T. Gruen.

                              CERTAIN TRANSACTIONS

   For descriptions of certain transactions between the Company and Messrs. Brown, Jelinek, Warden and Managed Care Solutions, see "Compensation and Stock Option Committee Interlocks and Insider Participation."


                  APPROVAL OF 1997 DIRECTORS' STOCK OPTION PLAN

   In order to continue to encourage ownership of the Company's Common Stock by directors of the Company, and to provide incentives for them to make maximum efforts for the success of the business, the Board of Directors of the Company has adopted and recommends that stockholders vote to approve the Medicus Systems Corporation 1997 Directors' Stock Option Plan (the "1997 Directors' Plan"). Options granted under the 1997 Directors' Plan are intended not to qualify as "Incentive Stock Options" as defined in the Internal Revenue Code of 1986 (the "Code"). The 1997 Directors' Plan is substantially similar to the 1994 Directors' Plan, pursuant to which options to purchase a total of 90,000 shares of Common Stock were granted to directors at the last three Annual Meetings of Stockholders. Since no further shares are available under the 1994 Directors' Plan, the Board of Directors has approved the successor 1997 Directors' Plan in order to continue the same director incentives as before.

   The following description is qualified in its entirety by reference to the terms of the 1997 Directors' Plan, a copy of which is attached to this proxy statement as Exhibit A.

Description of the 1997 Directors' Plan

   The Board of Directors administers the 1997 Directors' Plan.

   Options shall be granted only to directors of the Company. Options may be granted with respect to a total of not more than 90,000 shares of Common Stock under the 1997 Directors' Plan, subject to antidilution and other adjustment provisions. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned.

   An option covering 5,000 shares of Common Stock shall be automatically granted to each director of the Company on the date of the annual meeting of stockholders each year. The option price shall be the fair market value of a share of Common Stock on the date of the grant. Each option is for a term of ten years, subject to earlier termination if the optionee's service as a director terminates. Each option becomes exercisable with respect to 25% of the shares subject to the option twelve months after the date of its grant and with respect to an additional 25% at the end of each twelve-month period thereafter during the succeeding three years.

   No options have been granted as of May 31, 1997 under the 1997 Directors' Plan. If the 1997 Directors' Plan is approved by stockholders, each nominee identified under "Election of Directors" who is elected as a director at the Annual Meeting will receive an option covering 5,000 shares of Common Stock.

   The Board of Directors may permit the purchase price for shares purchased upon exercise of an option to be paid, all or in part, by the delivery to the Company of other shares of Common Stock of the Company in such circumstances and manner as the Committee may specify, valued at the fair market value of the Common Stock at the close of business on the date preceding the date of exercise.

   If the tenure as a director of any optionee with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability, retirement or cause, such optionee's option, to the extent the option is exercisable at the date of termination, shall expire thirty days after the termination of directorship (or upon the scheduled termination of the option, if earlier). In the event of termination of directorship because of death or permanent disability, the option may be exercised in full, unless otherwise provided at the time of grant, without regard to any installments established as described above, by the optionee, if he is living, or by his heirs, legatees, or legal representative, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of directorship because of retirement, the option may be exercised by the optionee (or, if he dies within three months after such termination, by his heirs, legatees, or legal representative), at any time during its specified term prior to three months after the date of such termination, but only to the extent the option was exercisable at the date of such termination. If an optionee is removed for cause, his option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "removed for cause" means removed on account of dishonesty, disloyalty or insubordination.

   No option is transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during an optionee's lifetime only by him.

   The Board of Directors may amend or discontinue the 1997 Directors' Plan at any time, provided, however, that the 1997 Directors' Plan may not be amended more than once every six months except to conform with changes in the Internal Revenue Code, ERISA or the rules and regulations under each, and provided further, that no such amendment or discontinuation shall (a) change or impair any option previously granted without the consent of the optionee, or (b) without the approval of the holders of a majority of the shares of Common Stock which vote in person or by proxy at a duly held stockholders meeting, (i) increase the maximum number of shares which may be purchased by all optionees,
(ii) change the purchase price of any option, or (iii) change the option period or increase the time limitations on the grant of options.

   Options granted as of May 31, 1997, and which will be granted on the date of the Annual Meeting (assuming the election of all seven director nominees) under the 1997 Directors' Stock Option Plan, subject to shareholder approval, are displayed in the following table.

           Name                               1997 Directors' Stock Option Plan
     -----------------------------            ----------------------------------
     Patrick C. Sommers                                         5,000
      Chairman/C.E.O. and President
     Angus J. Carroll                                               -
      Senior Vice President
     Susan K. Doctors                                               -
      Vice President
     Susan P. Dowell                                                -
      Executive Vice President
     Raymond J. Hanson                                              -
      Vice President
     Lynda D. Hernandez                                             -
      Vice President
     Timothy K. Rutledge                                            -
      Vice President
     Non-executive Directors                                   35,000

   On September 26, 1997, the last reported sales price of the Company's Common Stock on the Nasdaq National Market was $4.75 per share.

Federal Tax Consequences

   The Company understands that no gain or loss will be recognized to an optionee upon the grant of an option under the 1997 Directors' Plan, but that upon exercise of the option, ordinary income measured by the excess of the fair market value of the shares acquired over the option price will be recognized to the optionee. The Company will be entitled to a deduction equal to the amount of ordinary income recognized to the optionee. An optionee's basis in shares acquired upon the exercise of an option will be equal to the option price plus the amount of ordinary income recognized to the optionee. An optionee's holding period begins on the date on which the option is exercised.

Vote Required

   Approval of the 1997 Directors' Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. The Board of Directors recommends that stockholders vote FOR approval of the plan. If no other direction is given, signed proxies which are returned in a timely manner will be voted for approval of the 1997 Directors' Plan.


                          MARKET PRICE OF COMMON STOCK

   The reported high and low prices of the Company's Common Stock on the Nasdaq National Market on a fiscal quarter basis for the periods indicated, since the date of the Distribution, were as follows:

                                            High                     Low
                                            ----                     ----
  Fiscal Year Ended May 31, 1996
      Fourth Quarter                        9                        5 1/4

    Fiscal Year Ending May 31, 1997
       First Quarter                        6 1/2                    4 3/4
       Second Quarter                       6 5/16                   4 1/2
       Third Quarter                        7 1/2                    4 3/8
       Fourth Quarter                       6 1/2                    5



                             INDEPENDENT ACCOUNTANTS

   Price Waterhouse LLP has been selected by the Board of Directors, upon the recommendation of its Audit Committee, to continue to act as the Company's independent accountants in fiscal 1998. A representative of Price Waterhouse LLP will be present at the Annual Meeting. He will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

   The Company has enclosed its Annual Report for the fiscal year ended May 31, 1997 with this proxy statement. Stockholders are referred to this report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            PROPOSALS BY STOCKHOLDERS

   The Company must receive any proposals by stockholders intended to be presented at the 1998 Annual Meeting no later than June 5, 1998.

                                  OTHER MATTERS

   Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them, and the Company will, upon request, reimburse them for the reasonable expense of doing so. The entire cost of the solicitation will be borne by the Company.

   The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted with respect to such matters in accordance with the judgment of the persons acting under the proxies.


                                          By Order of the Board of Directors

                                                    William G. Brown
                                                    Secretary




PROXY                                                                      PROXY
                          MEDICUS SYSTEMS CORPORATION

                        Annual Meeting, November 17, 1997

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Patrick C. Sommers and William G. Brown, each with full power of substitution, are hereby authorized to vote all shares of Common Stock of Medicus Systems
Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Medicus Systems Corporation to be held on November 17, 1997, and at any adjournment thereof, as indicated herein.

  The shares represented by this proxy will be voted as directed herein, but if no direction is given, the shares will be voted FOR all nominees listed in Item 1, and FOR the proposal set forth in Item 2 to approve the Company's 1997 Directors' Stock Option Plan. This proxy can be revoked at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.


         PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE
                     AND RETURN IT IN THE ENCLOSED ENVELOPE


                  (Continued and to be signed on reverse side.)



PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY:
The Board of Directors Recommends a Vote FOR Each of the Listed Proposals.

1.   Election of Directors:
     Nominees: William G. Brown, Dorsey R. Gardner, Jon E.M. Jacoby, Richard C.
               Jelinek, John P. Kunz, Risa Lavizzo-Mourey, Patrick C. Sommers, Gail L. Warden

               FOR [ ]   WITHHOLD [ ]   FOR ALL [ ]

               ---------------------------------

               (Except Nominee(s) written above)

2. Approval of the 1997 Directors' Stock Option Plan described in the accompanying Proxy Statement.

               FOR [ ]   AGAINST [ ]   ABSTAIN [ ]



Dated
      --------------------------------

      --------------------------------
      Signature(s)


  Please sign exactly as your name (or names) appears herein. Executors, administrators, trustees and others signing in representative capacity should indicate the capacity in which they sign. Where there is more than one owner, each should sign.



                                    APPENDIX

A) This graph displays cumulative shareholder return with the dollar amount on the Y axis and the time period on the X axis.